Item 77C - DWS GNMA Fund
(a series of DWS Income
Trust)

Registrant incorporates by
reference to Proxy Statement
filed on February 27, 2006
(Accession No. 0001193125-
06-039892).
A Special Meeting of
Shareholders (the "Meeting") of
DWS GNMA Fund (the "Fund")
was held on May 5, 2006, at the
offices of Deutsche Asset
Management, 345 Park
Avenue, New York, New York
10154. At the Meeting, the
following matters were voted
upon by the shareholders (the
resulting votes are presented
below).
I.	Election of Board
Members. ("Number of
Votes" represents all
funds that are series of
DWS Income Trust.)


Number of Votes:

For
Withheld
Henry P. Becton, Jr.
144,290,675.189
4,988,032.500
Dawn-Marie Driscoll
144,246,222.546
5,032,485.143
Keith R. Fox
144,265,167.417
5,013,540.272
Kenneth C. Froewiss
144,213,656.698
5,065,050.991
Martin J. Gruber
144,201,661.326
5,077,046.363
Richard J. Herring
144,242,116.744
5,036,590.945
Graham E. Jones
144,254,840.523
5,023,867.166
Rebecca W. Rimel
144,264,358.189
5,014,349.500
Philip Saunders, Jr.
144,229,503.265
5,049,204.424
William N. Searcy, Jr.
144,255,441.697
5,023,265.992
Jean Gleason
Stromberg
144,234,680.598
5,044,027.091
Carl W. Vogt
144,159,917.574
5,118,790.115
Axel Schwarzer
144,102,856.659
5,175,851.030

II-A.	Approval of an Amended
and Restated Investment
Management Agreement.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
137,789,118.860
3,652,930.417
6,721,620.412
1,115,038.000

II-B.	Approval of a Subadvisor
Approval Policy.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
137,012,784.754
4,312,609.406
6,838,275.529
1,115,038.000

III.	Approval of a Revised
Fundamental Investment
Restriction Regarding
Commodities.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
136,609,905.337
4,316,593.189
7,237,171.163
1,115,038.000

IV-A.	Approval of an Amended
and Restated Declaration
of Trust. ("Number of
Votes" represents all
funds that are series of
DWS Income Trust.)

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
137,359,336.083
3,884,497.264
6,919,836.342
1,115,038.000

The Meeting was reconvened
on June 1, 2006, at which time
the following matter was voted
upon by the shareholders (the
resulting votes are presented
below):
IV-B.	Approval of Further
Amendments to the
Amended and Restated
Declaration of Trust.
("Number of Votes"
represents all funds that
are series of DWS
Income Trust.)

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
140,121,862.730
4,080,176.148
6,611,513.627
1,086,635.000

*	Broker non-votes are proxies
received by the Funds from brokers
or nominees when the broker or
nominee neither has received
instructions from the beneficial
owner or other persons entitled to
vote nor has discretionary power to
vote on a particular matter.



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